FORBEARANCE AGREEMENT AND AMENDMENT

THIS FORBEARANCE AGREEMENT AND AMENDMENT (hereinafter, this “Agreement”) made this 11th day of August, 2009 by and between:

YA GLOBAL INVESTMENTS, L.P., formerly known as Cornell Capital Partners, LP (hereinafter, the “Lender”), a Cayman Island exempt limited partnership with offices located at 101 Hudson Street Suite 3700, Jersey City, New Jersey 07302; and

CIRTRAN CORPORATION, also known as Cirtran Corp. (hereinafter, the “Borrower”), a Nevada corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128.

Background

Reference is made to certain financing arrangements entered into by and between the Borrower and the Lender evidenced by, among other things, the following documents, instruments, and agreements (hereinafter, collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, as amended and in effect as of the date hereof, the “Financing Documents”):

(a)
Securities Purchase Agreement dated as of May 26, 2005, originally entered into by and between the Borrower and Highgate House Funds, Ltd. (hereinafter, “Highgate”) and thereafter assigned to the Lender (hereinafter, the “5/26/05 SPA”);

(b)
Secured Convertible Debenture dated May 26, 2005, originally issued by the Borrower to Highgate pursuant to the 5/26/05 SPA in the original principal amount of $3,750,000.00 and thereafter assigned to the Lender (as amended and in effect, hereinafter, the “$3.75M Debenture”);

(c)
Investor Registration Rights Agreement dated as of May 26, 2005, originally entered into by and between the Borrower and Highgate and thereafter assigned to the Lender (as amended and in effect, hereinafter, the “5/26/05 IRRA”);

(d)	Security Agreement dated as of May 26, 2005, originally entered into by and between the Borrower and Highgate and thereafter assigned to the Lender (hereinafter, the “Highgate Security Agreement”);

(e)	Securities Purchase Agreement dated as of December 30, 2005, entered into by and between the Borrower and the Lender (hereinafter, the “12/30/05 SPA”);

(f)
Secured Convertible Debenture dated December 30, 2005, issued by the Borrower to the Lender pursuant to the 12/30/05 SPA in the original principal amount of $1,500,000.00 (as amended and in effect, hereinafter, the “First $1.5M Debenture”);

(g)	Investor Registration Rights Agreement dated as of December 30, 2005, entered into by and between the Borrower and the Lender (as amended and in effect, hereinafter, the “12/30/05 IRRA”);

(h)	Warrant dated December 30, 2005, executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 10,000,000 shares of the Borrower’s common stock;

(i)	Securities Purchase Agreement dated as of August 23, 2006, entered into by and between the Borrower and the Lender (hereinafter, the “8/23/06 SPA”);

(j)
Secured Convertible Debenture dated August 23, 2006, issued by the Borrower to the Lender pursuant to the 8/23/06 SPA in the original principal amount of $1,500,000.00 (as amended and in effect, hereinafter, the “Second $1.5M Debenture”, and together with the $3.75M Debenture and the First $1.5M Debenture, collectively, the “Debentures”);

(k)
Amended and Restated Investor Registration Rights Agreement dated as of August 23, 2006, entered into by and between the Borrower and the Lender (as amended and in effect, hereinafter, the “8/23/06 IRRA”, and together with the 5/26/05 IRRA and the 12/30/05 IRRA, collectively, the “IRRAs”);

(l)
Warrant dated August 23, 2006, executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 15,000,000 shares of the Borrower’s common stock (hereinafter, the “8/23/06 Warrant”);

(m)
Amended and Restated Security Agreement dated as of August 23, 2006, entered into by and between the Borrower and the Lender (as amended and in effect, hereinafter, the “YA Security Agreement”, and together with the Highgate Security Agreement, collectively, the “Security Agreements”);

(n)	Amendment to Debenture and Investor Registration Rights Agreement dated as of October 30, 2006, entered into by and between the Borrower and the Lender;

(o)	Agreement dated as of December 31, 2007, entered into by and among the Borrower, Highgate and the Lender; and

(p)	Agreement dated as of October 13, 2008, entered into by and among the Borrower, Highgate and the Lender.

One or more Events of Default occurred under the Financing Documents prior to the date hereof as a result of the following (hereinafter, collectively, the “Existing Defaults”): (i) the Borrower’s failure to repay the amounts due under the Debentures in full within fifteen (15) days of maturity, (ii) the Borrower’s failure to maintain the requisite number of shares of its stock in accordance with Section 1.03 of the Debentures, and (iii) the Borrower’s failure to file a registration statement under the IRRAs.  Further, as a result of the Borrower’s failure to maintain the requisite number of shares of its stock in accordance with Section 1.03 of the Debentures, the Lender and Borrower have been unable to convert the Debentures into Common Stock (as defined in the Debentures) in accordance with the provisions of the Debentures.  The Borrower has requested that the Lender (x) forbear from enforcing its rights and remedies under the Financing Documents as a result of the Existing Defaults until June 30, 2010, (y) forbear from converting the Debentures into shares of Common Stock until June 30, 2010, and (z) amend certain provisions of the Debentures, and the Lender has agreed to do so, but only upon the terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Borrower and the Lender as follows:

Acknowledgment of Indebtedness

1.	The Borrower hereby acknowledges and agrees that, in accordance with the terms and conditions of the Financing Documents, it is liable to the Lender as follows:

a.	Due under the $3.75M Debenture as of June 4, 2009:

Principal	$620,136.00
Interest	$286,572.94
Total	$906,708.94

b.	Due under the First $1.5M Debenture as of June 4, 2009:

Principal	$1,500,000.00
Interest	$412,291.67
Total	$1,912,291.67

c.	Due under the Second $1.5M Debenture as of June 4, 2009:

Principal	$1,041,218.00
Interest	$333,161.41
Total	$1,374,379.41

d.
For all interest accruing upon the principal balances of the Debentures from and after June 4, 2009, for all costs, expenses, and costs of collection (including attorneys’ fees and expenses) as set forth in Paragraph 14, and for any fees, applicable redemption premiums, liquidated damages, and other amounts, hereafter accrued or coming due or incurred by the Lender in connection with the Financing Documents.

Hereinafter all amounts due as set forth in this Paragraph 1, and all amounts payable under this Agreement, shall be referred to collectively as the “Obligations”.

Waiver of Claims

2.
The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “Lender Parties”) with respect to the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender Parties from any liability therefor.

Ratification of Financing Documents; Confirmation of Collateral; Cross-Collateralization; Further Assurances

3.	The Borrower:

a.
Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Financing Documents.  The Borrower further acknowledges and agrees that except as specifically modified in this Agreement, all terms and conditions of those documents, instruments, and agreements shall remain in full force and effect.  In connection therewith, the Borrower further confirms that it executed the Financing Documents under the name Cirtran Corp., that Cirtran Corp. and Cirtran Corporation are the same entity;

b.
Agrees that (i) the obligations secured by the Financing Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, and (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Financing Documents, this Agreement, or otherwise shall secure all of the Obligations until full and final payment of the Obligations.  Without limiting the foregoing, and for the avoidance of doubt, the Borrower hereby grants the Lender a security interest in all of the Borrower’s assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles, including payment intangibles, and all products and proceeds of the foregoing; and

c.
Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein or herein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize the Lender to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Lender deems necessary to perfect or evidence the Lender’s security interests and liens in any such collateral.  This Agreement constitutes an authenticated record.

Conditions Precedent

4.
The Lender’s agreements as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.	The Lender shall have received the payments set forth in Paragraphs 9.b.i and 14.a in good and collected funds.

b.	The Lender shall have received an updated organizational chart for the Borrower and its subsidiaries, including the Borrower’s ownership percentage in each of its subsidiaries;

c.
The Lender shall have received from the Borrower copies, certified by a duly authorized officer of the Borrower to be true and complete as of the date hereof, of each of (i) the governing documents of the Borrower as in effect on the date hereof, (ii) the resolutions of the Borrower authorizing the execution and delivery of this Agreement, the other documents executed in connection herewith and the Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;

d.
The Lender shall have received a current, updated perfection certificate in the form attached hereto as Exhibit “A” from the Borrower and each of the Subsidiaries (as defined in the Global Guaranty Agreement and Global Security Agreement);

e.	The Lender shall have received a global security agreement in the form attached hereto as Exhibit “B” (hereinafter, the “Global Security Agreement”) from the Borrower and each of the Subsidiaries;

f.	The Lender shall have received a global guaranty agreement in the form attached hereto as Exhibit “C” (hereinafter, the “Global Guaranty Agreement”) from the Borrower and each of the Subsidiaries;

g.
The Lender shall have received from the Borrower an executed amendment to the 8/23/06 Warrant extending the Expiration Date (as defined in the 8/23/06 Warrant) for an additional period of one (1) year;

h.
All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement and all documents, instruments, and agreements incidental hereto or requested hereunder (hereinafter, collectively, the “Forbearance Documents”) shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Lender shall have been provided to the Lender; and

i.
This Agreement, and the other Forbearance Documents, shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect and shall be in a form and substance satisfactory to the Lender.

Landlords’ Waivers

5.	The Borrower shall use commercially reasonable efforts to obtain a landlord’s waiver in substantially the form attached hereto as Exhibit “D” for the following properties:

a.	4125 S. 6000 W., West Valley City, Utah 84128;

b.	9301 Wilshire Blvd, Suite 410, Los Angeles, California 90210; and

c.	1004 Beau Terre Drive, Suite E507, Bentonville, Arkansas 72712.

Deposit Account Control Agreements

6.
The Borrower shall use best efforts for a period of thirty (30) days after the date hereof to obtain a deposit account control agreement, in a form and substance satisfactory to the Lender in its sole and exclusive discretion, from each applicable bank or other depository institution with respect to the deposit accounts of the Borrower and the Subsidiaries, and shall, at the request of the Lender, allow the Lender to participate in discussions between such banks or depository institutions in the event that any of the same refuse to enter into such an agreement; provided, however, that in connection with Borrower’s efforts to obtain such deposit account control agreements as described above, “best efforts” shall not include any obligation on the part of the Borrower (i) to pay any costs, fees or expenses associated with such accounts in excess of those normally and customarily incurred in opening and maintaining accounts of that nature, or (ii) to make any material modification to any relationship with an applicable bank or other depository institution other than opening and maintaining such accounts.

Certificates of Subsidiaries and Other Entities

7.
Within ten (10) days after the date hereof, the Borrower shall deliver to the Lender stock certificates and/or ownership interests (as applicable) for all of the stock and/or ownership interests (as applicable) held by the Borrower in each of the Subsidiaries, After Bev Group LLC, and any other entities in which the Borrower holds an ownership interest, together with triplicate original stock powers for each certificate executed in blank.  Upon the filing of all appropriate financing statements under the Uniform Commercial Code, all steps necessary to create and perfect the security interest created by the Financing Documents and/or this Agreement as a valid and continuing first lien on and first perfected security interest in the stock certificates and/or ownership interests in favor of the Lender prior to all other liens will have been taken. With respect to ownership interests, the Borrower represents and warrants that it has opted into Article 8 of the Uniform Commercial Code; provided, however, that the ownership interests hereunder shall be deemed “securities” for purposes of Uniform Commercial Code compliance only and the Borrower acknowledges and agrees that the act of opting into Article 8 of the Uniform Commercial Code alone does not categorize said interests as “securities” under any federal investment company laws or federal or state securities laws.

Amendment of Debentures

8.	The Borrower and the Lender hereby agree that each of the Debentures is hereby amended as follows:

a.	Section 2.01 of each of the Debentures is hereby deleted in its entirety, and the following inserted in each of the Debentures in place thereof:

“Section 2.01.  Amendments.   Debenture may only be amended upon the written consent of both the Company and the Holder.”

b.	Section 4.03 of each of the Debentures is hereby deleted in its entirety, and the following inserted in each of the Debentures in place thereof:

“Section 4.03.  [Deleted]”

Repayment of the Obligations

9.	From and after the execution of this Agreement, interest shall accrue upon, and the Borrower shall repay, the Obligations as follows:

a.	Interest shall continue to accrue upon the principal balance of the Obligations at the rate of twelve percent (12%) per annum; and

b.	The Borrower shall make the following payments, which payments shall be applied first to accrued but unpaid interest and then to the principal balance of the Obligations:

i.	$125,000 on August 11, 2009 (at the time of signing of this Agreement);

ii.	$150,000 on September 1, 2009;

iii.	$150,000 on October 1, 2009;

iv.	$200,000 on November 1, 2009;

v.	$200,000 on December 1, 2009;

vi.	$250,000 on January 1, 2010;

vii.	$250,000 on February 1, 2010;

viii.	$300,000 on March 1, 2010;

ix.	$300,000 on April 1, 2010;

x.	$300,000 on May 1, 2010;

xi.	$300,000 on June 1, 2010;

xii.	$300,000 on July 1, 2010; and

xiii.
the remaining balance of the Obligations shall be paid in full in good and collected funds by federal funds wire transfer on or before the earlier of (i) the occurrence of a Termination Event (as defined below), or (ii) 3:00 P.M. (New York Time) on July 1, 2010 (hereinafter, the “Termination Date”).

c.
Provided that no Termination Event has occurred, the Borrower may prepay the Obligations, in whole or in part, at any time without premium or penalty.  Any such prepayment shall not reduce or delay any other regularly scheduled payment.

d.
The Borrower may elect, subject to the consent of the Lender which may be given or withheld in its sole and exclusive discretion, to make all or a portion of any payment in shares of the Borrower’s Common Stock, par value $0.001 per share (hereinafter, the “Common Stock”), at the price per share equal to an amount equal eighty five percent (85%) of the lowest closing bid price of the Common Stock as listed on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board, the Nasdaq SmallCap Market, the American Stock Exchange, or such other trading market as may be acceptable to the Lender, as quoted by Bloomberg L.P. for the ten (10) trading days immediately preceding the date of the payment; provided, however, that upon the occurrence of a Termination Event, the lowest closing bid price of the Common Stock shall be as quoted by Bloomberg L.P. for the twenty (20) trading days immediately preceding the date of payment; provided, further, that the Borrower shall not be allowed to make such a payment for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such payment, would cause the aggregate number of shares of Common Stock beneficially owned by the Lender and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such payment.

Forbearance by Lender

10.
In consideration of the Borrower’s performance in accordance with this Agreement and the other Forbearance Documents, the Lender shall forbear from enforcing the Lender’s rights and remedies as a result of the Existing Defaults and/or converting the Debentures into shares of Common Stock, until the earlier of (i) the occurrence of a Termination Event (as defined below), or (ii) the Termination Date.  Notwithstanding the foregoing, nothing contained in this Agreement or the other Forbearance Documents shall constitute a waiver by the Lender of any default or event of default, whether now existing or hereafter arising (including, without limitation, the Existing Defaults), and/or its right to convert the Debentures into shares of Common Stock.  This Agreement shall only constitute an agreement by the Lender to forbear from enforcing its rights and remedies and/or converting the Debentures into shares of Common Stock upon the terms and conditions set forth herein.

Termination Events

11.	The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a “Termination Event”) under this Agreement:

a.
The failure of the Borrower make any of the payments set forth in Paragraph 9, above, within fifteen (15) days of the applicable payment date, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

b.
The failure of the Borrower to promptly, punctually, or faithfully perform or comply with any other term or condition of this Agreement and the other Forbearance Documents as and when due, or within fifteen (15) days after receiving written notice from the Lender of such failure, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

c.
The determination by the Lender that any warranty or representation made by the Borrower in connection with this Agreement or the other Forbearance Documents was false or misleading in any material respect;

d.
The occurrence of a materially adverse change in or to the collateral granted to the Lender under the Financing Documents and/or the Forbearance Documents, as determined by the Lender in its sole, exclusive, and reasonable discretion; or

e.
Except as expressly modified herein, the occurrence of any default or event of default (other than the Existing Defaults) under the Financing Documents which is not cured by the Borrower within ten (10) days after receiving written notice thereof from the Lender; provided, however, that such cure period shall not apply to defaults or events of default related to bankruptcy or insolvency or the like.

Rights Upon Occurrence of a Termination Event

12.	Upon the occurrence of any Termination Event:

a.
The Lender’s agreement to forbear as set forth in this Agreement shall automatically terminate and the Lender may immediately commence enforcing its rights and remedies pursuant to this Agreement, the other Forbearance Documents, the Financing Documents and/or otherwise under applicable law; and

b.	All Obligations shall be immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly WAIVED; and

c.	Interest shall thereafter accrue on the outstanding principal balance of the Obligations at the default rate(s) of interest, if any, set forth in the Financing Documents.

Special Provision Regarding Enforcement of Rights Against Borrower’s Subsidiaries

13.
The Lender agrees that its rights to enforce the terms and conditions of the Global Guaranty Agreement and Global Security Agreement against the Subsidiaries shall be subject to the following provisions:

a.
From and after the occurrence of a Termination Event (other than a Termination Event which occurs as a result of the insolvency or bankruptcy filing of the Borrower or a Subsidiary), the Lender will provide the Borrower with not less than ten (10) days prior notice before enforcing any rights and remedies under the Global Guaranty Agreement and/or Global Security Agreement against the Subsidiaries.  In the event of the occurrence of a Termination Event as a result of the insolvency or bankruptcy filing of the Borrower or a Subsidiary, no further notice shall be required before the Lender may proceed to enforce its rights and remedies.

b.
After the expiration of the notice period set forth in the preceding Paragraph, the Lender may proceed to enforce its rights under the Global Security Agreement and Global Guaranty Agreement against the following Subsidiaries (hereinafter, collectively, the “First Subsidiaries”): Cirtran – Asia, Inc., Cirtran Products Corp. and Cirtran Media Corp.  Unless and until “substantial completion” of the liquidation of any collateral granted to the Lender by the First Subsidiaries and after a written accounting of the proceeds realized therefrom is provided to the Borrower, the Lender will not proceed to enforce rights under the Global Security Agreement or Global Guaranty Agreement against any other Subsidiaries.  For purposes of this Paragraph 13, “substantial completion” shall mean the time at which the Lender determines, in its sole, exclusive, and reasonable discretion, that further liquidation of collateral granted by, or other enforcement action against, the First Subsidiaries is no longer commercially reasonable or beneficial to the Lender.  For the avoidance of doubt, the parties agree that (i) in no event shall “substantial completion” be deemed to require the Lender to completely exhaust any and all possible enforcement actions or to liquidate any or all possible collateral, to take any enforcement action or liquidate any collateral that the Lender reasonably believes may expose the Lender to liability, or for which the Lender believes its recovery will be insufficient for the effort or time involved, or for which the costs and expenses will outweigh the expected recovery, and (ii) the determination as to whether to take any particular action or to liquidate any particular collateral shall remain in the Lender’s sole and exclusive, but reasonable, discretion.  Upon substantial completion of enforcement action against the First Subsidiaries, the Lender may immediately proceed to enforce its rights under the Global Security Agreement and Global Guaranty Agreement against any of the other Subsidiaries.

c.
Notwithstanding the foregoing, if the Borrower and/or any of the Subsidiaries (i) interferes, distrains, hinders, delays, impairs, or otherwise opposes the Lender’s efforts to enforce its rights against the Borrower or the First Subsidiaries in accordance with the terms of this Paragraph, or (ii) files or becomes subject to a bankruptcy proceeding, an assignment for the benefit of creditors or other similar insolvency proceeding or process, then the provisions of this Paragraph shall be void, and the Lender may immediately proceed to enforce all of its rights and remedies under the Global Security Agreement, the Global Guaranty Agreement, or otherwise against the Borrower and/or any of the Subsidiaries in such a manner as determined by the Lender in its sole and exclusive discretion and without regard to the restrictions set forth in this Paragraph.

d.
All of the provisions set forth in this Paragraph 13 relate solely to the Lender’s rights against the Subsidiaries.  Nothing herein is intended to, nor shall be construed to, restrict, modify, or affect any of the Lender’s rights and remedies against the Borrower (or any other party other than the Subsidiaries that may be obligated under, or liable for, the Obligations), which rights and remedies the Lender may exercise from and after the occurrence of a Termination Event without any notice or restriction.

Costs and Expenses

14.
The Borrower shall reimburse the Lender for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) incurred by the Lender in connection with the negotiation and preparation of this Agreement and the other Forbearance Documents in an amount not to exceed $25,000.00 and in accordance with the following payment schedule:

a.	$8,300.00 on August 11, 2009 (at the time of signing of this Agreement);

b.	$8,300.00 on September 1, 2009; and

c.	the remaining balance on October 1, 2009.

15.
The Borrower shall reimburse the Lender on demand for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Financing Documents, this Agreement and/or the other Forbearance Documents.

Representations, Warranties, and Covenants

16.	The Borrower hereby represents, warrants and covenants to the Lender as follows:

a.
The execution and delivery of this Agreement and the other Forbearance Documents by the Borrower and the Subsidiaries and the performance by the Borrower and the Subsidiaries of their respective obligations and agreements under this Agreement, the other Forbearance Documents and the Financing Documents are within the authority of the Borrower and the Subsidiaries, have been duly authorized by all necessary corporate or trust proceedings, if applicable, on behalf of the Borrower and the Subsidiaries, and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower and the Subsidiaries (or any of them) are subject or, if applicable, any of the Borrower’s and the Subsidiaries’ charter, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower and the Subsidiaries.

b.
This Agreement, the other Forbearance Documents and the Financing Documents constitute legal, valid and binding obligations of the Borrower and the Subsidiaries, enforceable in accordance with their respective terms.

c.
No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower and the Subsidiaries of this Agreement, the other Forbearance Documents or any of the Financing Documents.

d.
Except as expressly waived, forborne or otherwise amended in the Forbearance Documents, the Borrower and the Subsidiaries have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Borrower and the Subsidiaries prior to or at the time hereof, and as of the date hereof, no event of default has occurred and is continuing under any of the Financing Documents, with the sole exception of the Existing Defaults.

e.
The representations and warranties contained in the Forbearance Documents and the Financing Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement, the other Forbearance Documents and the Financing Documents, changes which have been disclosed in writing to the Lender on or prior to the date hereof (including the Existing Defaults) and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

f.
Except as set forth on Schedule 4.2 of the Global Security Agreement, the Borrower currently has no commercial tort claims (as such term is defined in the Uniform Commercial Code), and hereby covenants and agrees that in the event the Borrower shall hereafter hold or acquire a commercial tort claim, the Borrower shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be reasonably satisfactory to the Lender.

g.
With the exception of the Debentures and outstanding warrants and stock options, no convertible debentures, convertible notes or other convertible instruments issued by the Borrower are currently in existence, and during the term of this Agreement, the Borrower shall not issue any convertible debentures, convertible notes or other convertible instruments (excluding employee stock options approved by the Board of Directors of the Borrower) to any party except as set forth under the Financing Documents.

h.
The Borrower and the Subsidiaries have read and understand each of the terms and conditions of this Agreement and the other Forbearance Documents and confirm that they are entering into this Agreement and the other Forbearance Documents freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Agreement or the other Forbearance Documents.

17.
Lock Up.  The Lender agrees until the earlier of (a) a Termination Event or (b) the Termination Date, the Lender will not seek to convert any principal or interest on any of the Debentures into shares of Common Stock, and will not directly or indirectly sell, or cause any third party to sell, any shares of Common Stock received in connection with any conversion of any principal or interest under any of the Debentures into the market, except for any shares of Common Stock received pursuant to Paragraph 9.d or as may be expressly agreed to by the Borrower.

Waivers

18.
Non-Interference.  From and after the occurrence of any Termination Event, the Borrower agrees not to interfere with the exercise by the Lender of any of its rights and remedies.  The Borrower further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair the Lender’s efforts to realize upon any collateral granted to the Lender, or otherwise to enforce its rights and remedies pursuant to the Financing Documents, this Agreement, and/or the other Forbearance Documents.  The provisions of this Paragraph shall be specifically enforceable by the Lender.

19.	Reserved.

20.	Jury Trial.
The Borrower and the Lender hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver:  THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE BORROWER, OR ANY OTHER PERSON, AND THE LENDER.

Entire Agreement

21.
This Agreement shall be binding upon the Borrower and the Borrower’s employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.  This Agreement and the other Forbearance Documents incorporate all of the discussions and negotiations between the Borrower and the Subsidiaries and the Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Borrower and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

Construction of Agreement

22.	In connection with the interpretation of this Agreement and the other Forbearance Documents:

a.
All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey and are intended to take effect as sealed instruments.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Borrower under this Agreement.

c.
In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lender and the Borrower, the provisions of this Agreement shall govern and control.

d.
The Lender and the Borrower have prepared this Agreement and the other Forbearance Documents with the aid and assistance of their respective counsel.  Accordingly, all of them shall be deemed to have been drafted by the Lender and the Borrower and shall not be construed against either the Lender or the Borrower.

Illegality or Unenforceability

23.
Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Forbearance Agreement and Amendment has been executed as of the date first set forth above.

YA GLOBAL INVESTMENTS, L.P.,	CIRTRAN CORPORATION,
f/k/a Cornell Capital Partners, LP	a/k/a Cirtran Corp.

By: Yorkville Advisors, LLC,	By:______________________________
its Investment Manager	duly authorized
Name:
Title:
By:______________________________
duly authorized
Name:
Title:

1151262.14

EXHIBIT A
Perfection Certificate

PERFECTION CERTIFICATE

Borrower represents and warrants that the following information is true, accurate and complete.

1.	NAME OF THE BORROWER.

a.           The exact corporate or other entity name of Borrower as it appears in its current Articles or Certificate of Incorporation is as set forth in column (a) of the table below.

b.           The federal employer identification number of Borrower is as set forth in column (b) of the table below.

c.           The legal status and jurisdiction of incorporation or organization of Borrower is as set forth in column (c) of the table below.  Borrower is in good standing under the laws of the jurisdiction of its incorporation or organization.

d.           All other names (including fictitious names, d/b/a's, trade names or similar names) currently used by Borrower or used within the past 12 years, together with the periods of use, are listed as set forth in column (d) of the table below:

(a)	(b)	(c)	(d)
CirTran Corporation	68-0121636	Nevada corporation	None.

e.           Borrower has the following subsidiaries:

Racore Network, Inc., a Utah corporation; Cirtran – Asia, Inc., a Utah corporation; Cirtran Beverage Corp., a Utah corporation; Cirtran Media Corp., a Utah corporation; Cirtran Online Corp., a Utah corporation; Cirtran Products Corp., a Utah corporation

f.           The following are the names and addresses of all entities from whom Borrower has acquired any personal property in a transaction not in the ordinary course of business during the past six years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Mailing Address	Date of Acquisition	Type of Property
None

2.           LOCATIONS OF BORROWER.

a.           The table below sets forth the following addresses:

(a)           denotes the present location of the chief executive offices of Borrower.

(b)           denotes the location of the chief executive offices of Borrower during the past six years.

(c)           denotes all locations where Borrower maintains any books or records relating to any of its Accounts.

(d)           denotes all locations where Borrower maintains any Collateral.

(e)           denotes all locations where Borrower owns, leases, or occupies any Real Property (indicate whether property is owned or leased; and, if leased, indicate name, mailing address and phone number of the applicable landlord).

Item	Complete Street and Mailing Address, including County and Zip Code
(a) (b) (c)	4125 S. 6000 W. West Valley City, Utah 84128
(d)	None.
(e)
9301 Wilshire Blvd, Suite 410, Los Angeles, CA 90210
Lease; Wilshire Rexford Plaza, LLC, c/o 4929 Wilshire, LP, 4929 Wilshire Blvd., Suite 830, Los Angeles, CA, 90010, Attention: Property Manager, Tel 323-931-4099

(e)
1004 Beau Terre Drive, Suite E507, Bentonville, Arkansas 72712
Lease; Behringer Harvard TIC Management Services LP, 1005 Beau Terre Drive, Bentonville, AR 72712, Attention: Property Manager; Telephone: 479-271-8181

b.           The following are the names and addresses of all warehousemen or bailees who have possession of any of the Inventory of Borrower:

Name	Complete Street and Mailing Address, including County and Zip Code	Inventory of Borrower
None.

c.           The following lists places in which Goods purchased by Borrower might in the ordinary course be located, even temporarily for purposes of transshipment, after title thereto has passed to Borrower:

None.

d.           The following lists third party at which Borrower maintains records on servers or other electronic equipment and provides the names and address of such third parties:

None.

3.	TYPES OF COLLATERAL

a.           Borrower owns the following kinds of assets. (If the answer is “Yes” to any of the following questions, attach a schedule describing each such asset owned by Borrower.)

Copyrights or copyright applications registered with the U.S. Copyright Office	Yes ☐ No X
Software registered with the U.S. Copyright Office	Yes ☐ No X
Software not registered with the U.S. Copyright Office	Yes ☐ No X
Patents and patent applications	Yes ☐ No X
Trademarks or trademark applications (including any service marks, collective marks and certification marks)	Yes X No ☐
Other Intellectual Property (other than as listed above) we have a URL, which is commonly thought of as IP	Yes X No ☐
Licenses to use trademarks, patents, copyrights and other Intellectual Property of others	Yes ☐ No X
Franchise, marketing agreements or similar agreements	Yes ☐ No X
Stocks, Bonds or other Investment Property	Yes X No ☐
Promissory notes, or other Instruments or evidence of indebtedness:	Yes ☐ No X
Leases of equipment, security agreements naming such person as secured party, or other Chattel Paper	Yes ☐ No X
Aircraft	Yes ☐ No X
Vessels, Boats or Ships	Yes ☐ No X
Railroad Rolling Stock	Yes ☐ No X
Motor Vehicles	Yes ☐ No X
Crops or Minerals	Yes ☐ No X

b.           The following are all governmental permits and licenses held by Borrower:

Description of Permit and License
None.

c.           The following are all banks or savings institutions at which Borrower maintains Deposit Accounts:

Bank of America	Account #	Address
CirTran Asia - Operating

CirTran Beverage - Distribution
CirTran Beverage - Operating
CirTran Beverage - Payroll
CirTran Beverage - Playboy
CirTran Beverage - Web Sales

CirTran Corporation - Investment
CirTran Corporation - Operating
CirTran Corporation - Payroll

CirTran Media - Operating
CirTran Media - Payroll
CirTran Media - RDG
CirTran Media - SLP
CirTran Media - SSI
CirTran Media - TCP

CirTran Online - Operating

CirTran Products - Operating

Racore Technology Corporation - Operating
Racore Technology Corporation - Payroll

Bank of American Fork	Account #
CirTran Asia - Operating

CirTran Corporation - Investment
CirTran Corporation - Operating
CirTran Corporation - Payroll

CirTran Beverage - Operating

4.	OFFICERS AND DIRECTORS OF BORROWER

The following are the names and titles of the officers and directors of Borrower.

Office/Title	Name of Officer
President, Chief Executive Officer, Director, Chairman of the Board, Chief Financial Officer	Iehab J. Hawatmeh
Fadi Nora	Director
Shaher Hawatmeh	Chief Operating Officer

Prompt written notice will be given to Lender of any change or amendment with respect to any of the foregoing.  Lender is authorized to contact the companies or individuals listed above.

5.	OTHER ITEMS

a.           Borrower is qualified and in good standing as a foreign corporation or other entity in the jurisdictions set forth below:

Jurisdiction	Type of Activity
California	Offices
Arkansas	Offices

b.           Borrower’s total authorized and outstanding shares of Common Stock (or other equity securities) is as set forth below:

Class of Units	Authorized	Outstanding
Common Stock	1,500,000,000	1,499,999,997

c.           Borrower owns stock or other equity interests of the following corporations (indicate whether shares constitute entire outstanding stock, majority interest, or controlling interest):

Name of Subsidiary Corporation	Address	No. of Shares & Interest	Type of Operation
Racore Network, Inc.,	4125 S. 6000 W. West Valley City, Utah 84128	100%	Engineering, Design
Cirtran – Asia, Inc.	4125 S. 6000 W. West Valley City, Utah 84128	100%	Engineering, Design, Manufacture
Cirtran Beverage Corp.	4125 S. 6000 W. West Valley City, Utah 84128	100%	Product Sales
Cirtran Media Corp.	4125 S. 6000 W. West Valley City, Utah 84128	100%	Direct Response Market
Cirtran Online Corp.	4125 S. 6000 W. West Valley City, Utah 84128	100%	Product Sales
Cirtran Products Corp.	4125 S. 6000 W. West Valley City, Utah 84128	100%	Contract Manufacture

d.           A list of each other person or entity in which Borrower has an investment or other interest in, or any outstanding loan or advance to, (including any officer, director or shareholder of Borrower) is set forth below:

Name	Address	Specify Type/Amount of Interest
Play Beverages Group, LLC		~$5.6 million

e.  Are Borrower’s accounts receivables payable by the United States Government, a foreign government, or any department or agency thereof?  If so, please state the aggregate amount thereof and the percentage that those accounts receivables are of all of such Borrower’s accounts receivables, in each case as of a recent, specified date.

f.           Is any of Borrower’s inventory subject to a claim under any contract with the United States Government, a foreign government, or any department or agency thereof that title to such inventory has vested in such person by virtue of progress payments?  If so, please state the aggregate amount thereof and the percentage that such inventory is of all of such inventory, in each case as of a recent, specified date.

Schedules
to
Perfection Certificate

Schedule 3.a.

Trademarks

“True Ceramic Pro Flat Iron”

“Real Deal Grill”

URL

www.cirtran.com

www.racore.com

EXHIBIT B
Global Security Agreement

&&&GLOBAL SECURITY AGREEMENT

THIS GLOBAL SECURITY AGREEMENT (the “Agreement”) is entered into as of August 11, 2009, by and among (i) Cirtran Corporation, a Nevada corporation (“Company”) and (ii) each subsidiary and affiliate of the Company listed on Schedule 1 attached hereto (the “Subsidiaries,” and collectively with the Company, the “Grantors”) in favor of YA Global Investments, L.P., f/k/a Cornell Capital Partners, LP (the “Secured Party”).

WHEREAS, the Secured Party is the holder of (i) certain secured convertible debentures, issued pursuant to that Securities Purchase Agreement dated as of May 26, 2005, that Securities Purchase Agreement dated as of December 30, 2005, and that certain Securities Purchase Agreement dated as of August 23, 2006, (collectively, the “Securities Purchase Agreements”), and (ii) other evidence of indebtedness issued by the Company to the Secured Party or to certain other parties that subsequently assigned their rights in such secured convertible debentures or other evidence of indebtedness to the Secured Party, including the secured convertible debentures listed on Schedule 2 attached hereto (as may be amended, supplemented and restated from time to time, the “Debentures”);

WHEREAS, the Secured Party and the Company are parties to that certain Forbearance Agreement dated as of August 11, 2009 (the “Forbearance Agreement”);

WHEREAS, the Secured Party and certain of the Grantors are parties to certain of the Prior Debt Documents (as defined below);

WHEREAS, each of the Grantors has executed and delivered a Global Guaranty Agreement dated as of August 11, 2009 in favor of the Secured Party (the “Guaranty Agreement”), pursuant to which the Grantors absolutely and unconditionally guarantee to the Secured Party the payment and performance of all now existing and hereafter arising Obligations (as defined below);

WHEREAS, in connection with the financial accommodations to the Company by the Secured Party under the Debentures or otherwise and the Secured Party’s willingness to enter into the Forbearance Agreement with the Company, the Subsidiaries will directly benefit from such financial accommodations and forbearance as part of the affiliated business operations of the Company.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1.           Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

1.2.           Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

1.3.           Definitions.

(a)           To the extent used in this Agreement and not defined herein, terms defined in the UCC shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the UCC.  To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

(b)           As used in this Agreement, the following terms shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of such terms):

“Collateral” has the meaning set forth in Section 2.1.

“Deposit Account” has the meaning set forth in Section 6.16.

“Event of Default” shall mean a Grantor defaulting in any of its obligations under (i) this Agreement, and (ii) any other Transaction Document.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Guaranty Agreement” has the meaning set forth in the recitals hereof.

 “Intellectual Property” shall mean all present and future trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.  Schedule 3 attached hereto sets forth all Intellectual Property of the Grantors (as such Schedule may be amended, modified or supplemented from time to time).

“Lien” has the meaning set forth in Section 4.2.

“Material Adverse Effect” shall mean any material and adverse affect as determined by the Secured Party in its reasonable discretion upon (a) the Grantors’ assets, business, operations, properties or condition, financial or otherwise; (b) the Grantors’ ability to make payment as and when due of all or any part of the Obligations; or (c) the Collateral.

 “Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by any Grantor to the Secured Party, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Transaction Documents; (ii) any agreement or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantors, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Grantors to the Secured Party to perform acts or refrain from taking any action.

“Permitted Indebtedness” shall mean: (i) indebtedness evidenced by the Debentures; (ii) indebtedness described on the Disclosure Schedules to the Securities Purchase Agreements; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Grantors, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness, the repayment of which (A) has been subordinated to the payment of the Obligations on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Debenture then outstanding; and (C) is not secured by any assets of the Grantors; (v) indebtedness solely between a Grantor and/or one of its domestic subsidiaries, on the one hand, and a Grantor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of such Grantor or any of its subsidiaries, provided that (A) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by a Grantor, such domestic subsidiary is controlled by a Grantor and such domestic subsidiary has executed a security agreement in the form of this Agreement and (B) any such loan shall be evidenced by an intercompany note that is pledged by such Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of a Grantor or any of its subsidiaries for the purpose of securing performance obligations of such Grantor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; and (vii) renewals, extensions and refinancing of any indebtedness described in clause (i) or (iii) of this subsection.

“Permitted Liens” shall mean (1) the security interest created by this Agreement, (2) any prior security interest granted to the Secured Party, (3) existing Liens disclosed by each Grantor on Schedule 4.2; (4) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (6) non-exclusive licenses and sublicenses, or leases or subleases granted to other persons not materially interfering with the conduct of the business of the Grantors; (7) non-exclusive licenses and sublicenses granted in the ordinary course of business; (8) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (9) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Grantors and not materially detracting from the value of the property subject thereto; (10) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (11) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, letters of credit, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (12) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (13) usual and customary set-off rights in leases and other contracts; and (14) escrows in connection with acquisitions and dispositions.

“Prior Debt Documents” means the Debentures and the Securities Purchase Agreements, and any other existing security agreements, guaranty agreements, pledge agreements, credit agreement or other facility, mortgage, other debenture agreements or instruments, by and among the Secured Party and any of the Grantors, under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or evidencing any outstanding obligation of any Grantor to the Secured Party, and any other existing documents executed in connection with any of the foregoing.

“Transaction Documents” shall mean (i) this Agreement, (ii) the Forbearance Agreement, (iii) the Debentures, (iv) the Securities Purchase Agreements, (v), the Guaranty Agreement, (vi) the Prior Debt Documents, (vii) any other collateral documents and any UCC-1 Financing Statement required by the Secured Party, and (viii) any amendment, amendment and restatement, modification or supplement to any of the foregoing.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 of the UCC; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

ARTICLE II

SECURITY INTEREST

2.1.           Grant of Security Interest.

(a)           As security for the payment or performance in full of the Obligations, each Grantor hereby pledges to the Secured Party, its successors and assigns, and hereby grants to the Secured Party, its successors and assigns, a security interest in and to all assets and personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Goods, Inventory, Equipment, Fixtures, Instruments, Documents, Accounts, Contracts and Contract Rights, Chattel Paper, Deposit Accounts, Money, Letters of Credit and Letter-of-Credit Rights, Commercial Tort Claims, Securities and all other Investment Property, General Intangibles, Farm Products, all books and records and information relating to any of the foregoing, all supporting obligations, and any and all Proceeds and products of any and all of the foregoing, and as more particularly described on Exhibit A attached hereto (collectively, the Collateral); and

(b)           Simultaneously with the execution and delivery of this Agreement, each Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Collateral.

2.2.           No Assumption of Liability.

The security interest in the Collateral is granted as security only and shall not subject the Secured Party to, or in any way alter or modify any obligation or liability of, any Grantor with respect to or arising out of the Collateral.

ARTICLE III

ATTORNEY-IN-FACT; PERFORMANCE

3.1.           Secured Party Appointed Attorney-In-Fact.

Each Grantor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of each Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement or for the purpose of perfecting, confirming, continuing , enforcing or protecting the security interest in the Collateral, including, without limitation, to (a) file one or more financing statements, continuing statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents; (b) receive and collect all instruments made payable to a Grantor representing any payments in respect of the Collateral or any part thereof and to give full discharge for the same; and (c) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as and when the Secured Party may determine.  To facilitate collection, but only following an Event of Default, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

3.2.           Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Grantors under Section 8.4.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1.           Authorization: Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

4.2.           Ownership of Collateral; Priority of Security Interest.

Each Grantor represents and warrants that it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the Permitted Liens.  Except for the Permitted Liens, (i) the security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens, and (ii) no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.3.           Location of Collateral.

The Collateral is or will be kept at the address(es) of each Grantor set forth on Schedule 4.3 attached hereto.  Unless otherwise provided herein, the Grantors will not remove any Collateral from such locations without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld.

4.4.           Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business; state of incorporation, organization or formation, organizational identification, and exact legal name is set forth on Schedule 4.4 attached hereto.

ARTICLE V

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

5.1.           Method of Realizing Upon the Collateral: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a)           The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b)           Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.4 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Forbearance Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantors shall be liable for the deficiency, together with interest thereon at the rate specified in the Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d)           Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)           Except as provided in the Forbearance Agreement, the Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent permitted by applicable law, each Grantor hereby irrevocably waives the benefits of all such laws.

5.2.           Duties Regarding Collateral.

The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Collateral actually in the Secured Party’s possession.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

6.1.           Existence, Properties, Etc.

(a) Each Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain such Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect; and (b) a Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on such Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other agreement or document delivered in connection herewith, including, without limitation, each of the other Transaction Documents, as applicable, to which it is or will be a party, or perform any of its obligations hereunder or thereunder.

6.2.           Financial Statements and Reports.

Each Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.

6.3.           Accounts and Reports.

Each Grantor shall maintain a standard system of accounting in accordance with GAAP and provide, at its sole expense, to the Secured Party the following:

(a)           as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of such Grantor in excess of $250,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $250,000; and

(b)           within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Grantors, or submitted to or filed by the Grantors with any governmental authority involving or affecting (i) the Grantors that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Collateral; or (iv) any of the transactions contemplated in this Agreement or any other Transaction Document.

6.4.           Maintenance of Books and Records: Inspection.

Each Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in any of the Transaction Documents), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

6.5.           Maintenance and Insurance.

(a)           Each Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b)           The Grantors shall maintain or cause to be maintained, at their own expense, insurance in form, substance and amounts (including deductibles), which the Grantors deem reasonably necessary to the Grantors’ business, (i) adequate to insure all assets and properties of the Grantors of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantors; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

6.6.           Contracts and Other Collateral.

Each Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Collateral to which such Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

6.7.           Defense of Collateral, Etc.

Each Grantor shall defend and enforce (a) its right, title and interest in and to any part of the Collateral; and (b) if not included within the Collateral, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

6.8.           Taxes and Assessments.

Each Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon a Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantors in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

6.9.           Compliance with Law.

Each Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.10.         Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantors.

6.11.        Notice of Litigation.

Each Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against a Grantor, or affecting any of the Collateral, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between a Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of such Grantor.

6.12.        Future Subsidiaries.

Schedule 6.12 attached hereto has all the subsidiaries of the Grantors.  If any Grantor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto.

6.13.        Changes to Identity.

Each Grantor will (a) give the Secured Party at least thirty (30) days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on Schedule 4.4 attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

6.14.        Perfection of Security Interests.

(a)            Financing Statements.  The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets of the debtor, whether now owned or hereafter acquired” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  The Grantors agree to furnish any such information to the Secured Party promptly upon request.  The Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party.  The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

(b)           Possession.  The Grantors (i) shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where the Collateral is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c)           Control.  In addition to the provisions set forth in Section 6.16, the Grantors will cooperate with the Secured Party in obtaining control with respect to the Collateral consisting of (i) Investment Property, (ii) Letters-of-Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d)           Marking of Chattel Paper.  The Grantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

6.15.        Notice of Commercial Tort Claims.  Attached as Schedule 6.15 is a list of all Commercial Tort Claims of the Grantors (as such Schedule may be amended, modified or supplemented from time to time). If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

6.16.        Establishment of Deposit Account, Account Control Agreements.

(a)           Subject to the terms of the Forbearance Agreement and except as otherwise provided in this Section 6.16, in connection with the execution of this Agreement, except as set forth on Schedule 6.16(a) attached hereto, each Grantor, the Secured Party, and each applicable bank or other depository institution shall enter into an account control agreement (the “Account Control Agreement”) in a form and substance satisfactory to the Secured Party in its sole and exclusive discretion, with respect to each of the Grantor’s deposit accounts, including, without limitation, all savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by each Grantor with any bank, savings and loan association, credit union or other depository institution maintained or used by each Grantor (the “Deposit Accounts”) providing dominion and control over such accounts to the Secured Party such that upon notice by the Secured Party to such bank or other depository institution of the occurrence of an Event of Default all actions under such account shall be taken solely at the Secured Party’s direction.  Each Grantor’s current Deposit Accounts are set forth on Schedule 6.16 (b) attached hereto.

(b)           Each Grantor shall cause all cash, all collections and proceeds from accounts receivable, all receipts from credit card payments, and all proceeds from the sale of any Collateral to be deposited only into its Deposit Accounts in the ordinary course of business and consistent with past practices.

(c)           With respect to each Deposit Account, from an after the occurrence of an Event of Default, the Secured Party shall have the right, at any time and from time to time, to exercise its rights under such Account Control Agreement, including, for the avoidance of any doubt, the exclusive right to give instructions to the financial institution at which such Deposit Account is maintained as to the disposition of funds or other property on deposit therein or credited thereto.  The Secured Party hereby covenants and agrees that it will not send any such notice to a financial institution at which any such Deposit Account is maintained directing the disposition of funds or other property therein unless and until the occurrence of an Event of Default.

(d)           In connection with the foregoing, each Grantor hereby authorizes and directs each bank or other depository institution which maintains any Deposit Account to pay or deliver to the Secured Party upon the Secured Party’s written demand thereof made at any time after the occurrence of an Event of Default has occurred all balances in each Deposit Account with such depository for application to the Obligations then outstanding.

ARTICLE VII

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing, each Grantor covenants and agrees that it shall not:

7.1.         Transfers; Liens and Encumbrances.

(a)            Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except the Grantors may (i) sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of up to $250,000 in any fiscal year assets the Grantors have determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice; or

(b)            Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Collateral other than Permitted Liens.

7.2.           Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

7.3.           Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Debentures and other Permitted Indebtedness.

7.4.           Places of Business.

Change its state of organization or its principal place of business without the written consent of the Secured Party.

ARTICLE VIII

MISCELLANEOUS

8.1.           Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	YA Global Investments, L.P. 101 Hudson Street, Suite 3700 Jersey City, New Jersey 07302 Attention: Mark Angelo, Portfolio Manager Telephone: (201) 985-8300 Facsimile: (201) 985-8266
With copies to:
Troy Rillo, Esquire
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302
Telephone:  (201) 985-8300
Facsimile:  (201) 985-1964

and

Douglas K. Clarke, Esquire
Riemer & Braunstein LLP
Three Center Plaza, 6th Floor
Boston, Massachusetts 02108
Telephone:  (617) 880-3485
Facsimile:  (617) 692-3485

If to any Grantor:	c/o Cirtran Corporation 4125 S. 6000 W. West Valley City, Utah 84128 Attn: Iehab J. Hawatmeh, President & CEO Telephone: (801) 963-5112 Facsimile: (801) 963-7889
With a copy to:	C. Parkinson Lloyd, Esquire Durham Jones & Pinegar P.C. 111 East Broadway, Suite 900 Salt Lake City, Utah 84111 Telephone: (801) 297-1156 Facsimile: (801) 415-3500
Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

8.2.           Security Interest Absolute.  All rights of the Secured Party hereunder, the security interest in the Collateral and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Debentures, the Transaction Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures, the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) the existence of any claim, set-off or other right which any Grantor may have at any time against any other Grantor or the Secured Party, whether in connection herewith or any unrelated transaction.

8.3.           Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

8.4.           Expenses.

In the event of an Event of Default, the Grantors will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by a Grantor to perform or observe any of the provisions hereof.

8.5.           Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by a Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of a Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantors in the case of any such amendment, change or modification.

8.6.           Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon each Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, each Grantor shall be entitled to the return, at its expense, of such of the Collateral as shall not have been sold in accordance with this Agreement or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

8.7.           Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

8.8.           Indemnification. The Grantors shall indemnify, defend, and hold the Secured Party, or any agent, employee, officer, attorney, or representative of the Secured Party, harmless of and from any claim brought or threatened against the Secured Party or any such person so indemnified by: any Grantor; any other obligor or endorser of the Obligations or any other person (as well as from attorneys' fees and expenses in connection therewith) on account of the Secured Party’s relationship with the Grantors, or any other obligor or endorser of the Obligations (each of which may be defended, compromised, settled, or pursued by the Secured Party with counsel of the Secured Party’s selection, but at the expense of the undersigned).

8.9.           Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Grantors in any other jurisdiction in which the Collateral and/or the Grantors may be located.

8.10.         Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO MAKE FINANCIAL ACCOMMODATIONS TO THE COMPANY AND TO ENTER INTO THE FORBEARANCE AGREEMENT WITH THE COMPANY, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

8.11.         Right of Set Off.

The Grantors hereby grant to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

8.12.         Liability of Grantors.  Notwithstanding any provision herein or in any other Transaction Document, the Grantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantors or of any of them).

8.13.         Waiver of Claims.  The Grantors acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, or assigns with respect to the Obligations, the Prior Debt Documents or otherwise, and that if the Grantors now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Grantors hereby RELEASE the Secured Party and its officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, and assigns from any liability therefor.

8.14.         Counterparts; Facsimile Signatures.  This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantors, and those signatures need not be affixed to the same copy.  This Agreement may be executed in any number of counterparts.

8.15.         Entire Agreement.

This Agreement and the other documents or agreements delivered in connection herewith contain the entire understanding among the parties and supersede any prior agreement or understanding among them with respect to the subject matter hereof.

8.16.         Existing Security Interests.

The security interests granted herein are intended to be supplemental to, and not in limitation of, any existing security interests granted to the Secured Party to secure the Obligations, whether under the Prior Debt Documents or otherwise.  All such existing security interests, and any rights of the Secured Party in connection therewith, shall remain in full force and effect in accordance with their respective terms, provided, however, that in the event of a conflict between the terms of this Agreement and of any such prior security interests, or the documents evidencing the same, the terms of this Agreement shall control.

8.17.         Ratification of Prior Debt Documents.  To the extent not amended, amended and restated or otherwise modified by the Transaction Documents (other than the Prior Debt Documents), each Grantor hereby ratifies, confirms and reaffirms all and singular the terms and conditions of the Prior Debt Documents, and any other or related documents or agreements, as the same may be amended and in effect as of the date hereof.  The Grantors further acknowledge and agree that except as the Prior Debt Documents may be specifically be affected by this Agreement and/or any of the other documents executed in connection herewith, all terms and conditions of the Prior Debt Documents, as the same may be amended and in effect as of the date hereof, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Global Security Agreement as of the date first above written.

GRANTORS:

CIRTRAN CORPORATION, a Nevada corporation By:____________________________ Name:__________________________ Title:__________________________	CIRTRAN MEDIA CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
RACORE NETWORK, INC., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	CIRTRAN ONLINE CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
CIRTRAN – ASIA, INC., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	CIRTRAN PRODUCTS CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
CIRTRAN BEVERAGE CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________

[Signature Page to Global Security Agreement]

SECURED PARTY: YA GLOBAL INVESTMENTS, L.P. f/k/a Cornell Capital Partners, LP By: Yorkville Advisors, LLC, its Investment Manager By:_______________________________ Name: Title:

[Signature Page to Global Security Agreement]

EXHIBIT A
DEFINITION OF COLLATERAL

For the purpose of securing prompt and complete payment and performance by the Grantors of all of the Obligations, each Grantor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following “Collateral” of the Grantors (all capitalized terms used herein and not defined in the Agreement shall have the respective meanings ascribed thereto in the UCC):

All personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1.           Goods;

2.           Inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Grantors’ business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3.           Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Grantors (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Grantor, and used or acquired for use in the business of the Grantor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4.           Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5.           Instruments (including promissory notes);

6.           Documents;

7.           Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Grantor from whatever source arising; all rights of Grantor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Grantors in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Grantors as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

8.           Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9.           Chattel Paper (whether tangible or electronic);

10.           Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11.           Money, cash and cash equivalents;

12.           Letters-of-Credit and Letter-of-Credit Rights (whether or not such Letter-of- Credit is evidenced by a writing);

13.           Commercial Tort Claims;

14.           Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether or not controlled by the Grantors);

15.           General Intangibles, including, without limitation, all Payment Intangibles and Intellectual Property, tax refunds and other claims of the Grantors against any governmental authority, and all choses in action, insurance proceeds, goodwill customer lists, formulae, permits, research and literary rights, and franchises.

16.           Farm Products;

17.           All books and records and information (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing and/or to the operation of the Grantors’ business, and all rights of access to such books and records, and information, and all property in which such books and records, and information are stored, recorded and maintained.

18.           To the extent not already included above, all Supporting Obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

SCHEDULE 1
(Subsidiaries and Affiliates)

Racore Network, Inc., a Utah corporation
Cirtran – Asia, Inc., a Utah corporation
Cirtran Beverage Corp., a Utah corporation
Cirtran Media Corp., a Utah corporation
Cirtran Online Corp., a Utah corporation
Cirtran Products Corp., a Utah corporation

SCHEDULE 2
(Debentures)

Secured Convertible Debenture dated May 26, 2005, originally issued by the Company to Highgate House Funds, Ltd., pursuant to that certain Securities Purchase Agreement dated as of May 26, 2005, in the original principal amount of $3,750,000.00 and thereafter assigned to the Secured Party.

Secured Convertible Debenture dated December 30, 2005, issued by the Company to the Secured Party, pursuant to that certain Securities Purchase Agreement dated as of December 30, 2005, in the original principal amount of $1,500,000.00.

Secured Convertible Debenture dated August 23, 2006, issued by the Company to the Secured Party, pursuant to that certain Securities Purchase Agreement dated as of August 23, 2006, in the original principal amount of $1,500,000.00.

SCHEDULE 3
(Intellectual Property)

Trademarks

“True Ceramic Pro Flat Iron”

“Real Deal Grill”

URL

www.cirtran.com

www.racore.com

SCHEDULE 4.2
(Permitted Liens)

Name of Debtor	Filing Number	Filing State	Date Filed	Secured Party
Cirtran Corporation	2005017756-2	Nevada	6/9/2005	YA Global Investments, L.P. Highgate House Funds, LTD
Cirtran Corporation	2006001199-4	Nevada	1/11/06	Cornell Capital Partners, LP
Cirtran Corporation	2006001347-9	Nevada	1/12/06	YA Global Investments, L.P. Cornell Capital Partners, LP
Cirtran Corporation	2009009089-5	Nevada	4/9/2009	Advanced Beauty Solutions, LLC
Cirtran Corporation	272982200542	Utah	6/27/2005	Highgate House Funds, LTD

SCHEDULE 4.3
(Addresses)

4125 S. 6000 W., West Valley City, Utah 84128

9301 Wilshire Blvd, Suite 410, Los Angeles, CA 90210

1004 Beau Terre Drive, Suite E507, Bentonville, Arkansas 72712

SCHEDULE 4.4
(Location, State of Incorporation, Name)

CirTran Corporation, a Nevada corporation, 4125 S. 6000 W. West Valley City, Utah 84128

Racore Network, Inc., a Utah corporation, 4125 S. 6000 W. West Valley City, Utah 84128

Cirtran – Asia, Inc., a Utah corporation, 4125 S. 6000 W. West Valley City, Utah 84128

Cirtran Beverage Corp., a Utah corporation, 4125 S. 6000 W. West Valley City, Utah 84128

Cirtran Media Corp., a Utah corporation, 4125 S. 6000 W. West Valley City, Utah 84128

Cirtran Online Corp., a Utah corporation, 4125 S. 6000 W. West Valley City, Utah 84128

Cirtran Products Corp., a Utah corporation, 4125 S. 6000 W. West Valley City, Utah 84128

SCHEDULE 6.12
(Current Subsidiaries)

Racore Network, Inc., a Utah corporation
Cirtran – Asia, Inc., a Utah corporation
Cirtran Beverage Corp., a Utah corporation
Cirtran Media Corp., a Utah corporation
Cirtran Online Corp., a Utah corporation
Cirtran Products Corp., a Utah corporation

SCHEDULE 6.15
(Commercial Tort Claims)

Any and all tort claims arising out of that certain civil action Global Freight Forwarders, Inc. v. Cirtran-Asia, Inc. pending in the Third Judicial District Court, Salt Lake County, State of Utah, which action was commenced against Cirtran-Asia, Inc. on or about December 18, 2008.

SCHEDULE 6.16 (a)
(Deposit Accounts with Prior Account Control Agreements)

None

SCHEDULE 6.16 (b)
(Deposit Accounts)

Bank of America	Account #	Address
CirTran Asia - Operating

CirTran Beverage - Distribution
CirTran Beverage - Operating
CirTran Beverage - Payroll
CirTran Beverage - Playboy
CirTran Beverage - Web Sales

CirTran Corporation - Investment
CirTran Corporation - Operating
CirTran Corporation - Payroll

CirTran Media - Operating
CirTran Media - Payroll
CirTran Media - RDG
CirTran Media - SLP
CirTran Media - SSI
CirTran Media - TCP

CirTran Online - Operating

CirTran Products - Operating

Racore Technology Corporation - Operating
Racore Technology Corporation - Payroll

Bank of American Fork	Account #	Address
CirTran Asia - Operating

CirTran Corporation - Investment
CirTran Corporation - Operating
CirTran Corporation - Payroll

CirTran Beverage - Operating

EXHIBIT C
Global Guaranty

GLOBAL GUARANTY AGREEMENT

This GLOBAL GUARANTY AGREEMENT dated as of August 11, 2009 (the “Guaranty”), is given by (i) Cirtran Corporation, a Nevada corporation (the “Company”); and (ii) each subsidiary and affiliate of the Company listed on Schedule 1 attached hereto (the “Subsidiaries,” and collectively with the Company, the “Guarantors”) in favor of YA Global Investments, L.P., f/k/a Cornell Capital Partners, LP (the “Secured Party”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Security Agreement (as defined below).

WHEREAS:

A.           The Secured Party is the holder of certain Debentures issued by the Company to the Secured Party.

B.           The Secured Party and the Company are parties to that certain Forbearance Agreement dated as of August 11, 2009 (the “Forbearance Agreement”).

C.           The Secured Party and certain of the Guarantors are parties to Prior Debt Documents.

D.           Each of the Guarantors has executed and delivered a Global Security Agreement, dated as of August 11, 2009 (as may be amended and supplemented from time to time, the “Security Agreement”), pursuant to which the Guarantors pledge and grant to the Secured Party a security interest in and to all of such Guarantors’ assets and personal property;

E.           The Secured Party has extended financial accommodations to the Company pursuant to the Debentures or otherwise and is willing to enter into the Forbearance Agreement with the Company, and each of the Subsidiaries will directly benefit from such financial accommodations and forbearance as part of the affiliated business operations of the Company; each Guarantor acknowledges that without this Guaranty, the Secured Party would not be willing to enter into the transaction documents related to such financial accommodations and forbearance.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

SECTION 1         Guaranty.

1.1.           Guaranty.

(a)           Each Guarantor, as direct obligor and not merely as surety, hereby unconditionally, absolutely, and irrevocably guarantees to the Secured Party the full payment and prompt performance of all of the Obligations.  Without limiting the foregoing, but subject to the terms of the Forbearance Agreement, the Guarantors hereby agree that upon any Event of Default, the Guarantors shall immediately pay or perform any Obligations without notice, demand or formality of any kind.

(b)           The term “Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by any Guarantor to the Secured Party, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Transaction Documents; (ii) any agreement or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Guarantors, whether or not a claim for post-petition interest is allowed in such proceeding, and all reasonable costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Guarantors to the Secured Party to perform acts or refrain from taking any action.

1.2.         Continuing Guaranty.

(a)           The Obligations under this Guaranty are continuing, absolute, unconditional and irrevocable irrespective of the validity, regularity, enforceability or value of any of the Obligations and notwithstanding any claim, defense or right of set-off which the Guarantors may have against the Secured Party, including any such claim, defense or right based on any present or future applicable law and irrespective of any other circumstances which might otherwise constitute a legal or equitable release, defense or discharge of a surety or a guarantor.  Without limiting the generality of the foregoing, the Obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)             any rescission, waiver, amendment or modification of any terms or provisions of the Obligations or the documents evidencing the same.

(ii)            any fraudulent, illegal, or improper act by any Guarantor or any failure, omission or delay on the part of any Guarantor to conform or comply with any term of the Obligations or of this Guaranty;

(iii)           any failure of the Secured Party to assert a claim or demand or to enforce or exercise any right or remedy against any Guarantor or any other guarantor for any reason;

(iv)           any release or discharge by operation of law or otherwise of any Guarantor from any Obligation or the documents evidencing the same;

(v)            any change in the existence, structure or ownership of any Guarantor or the legal incapacity of any Guarantor;

(vi)           any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Guarantor or its/his assets or any resulting disallowance, release or discharge of all or any portion of the Obligations;

(vii)           the failure by any Guarantor or any other person to sign this Guaranty; and

(viii)          any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against any Guarantor.

(b)          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, to the Secured Party is rescinded or must otherwise be returned by the Secured Party upon the insolvency, bankruptcy or reorganization of the Guarantors, all as though such payment to the Secured Party has not been made.

1.3.         Guaranty of Payment and Not of Collection; Subordination.

(a)           The liability of each Guarantor shall be continuing, direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Company, a Guarantor or any other person or foreclosure of any security interests or liens available to the Secured Party, its successors, endorsees or assigns.  The Secured Party may accept any payment(s), plan for adjustment of debts, plan of reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Company or any other Guarantor without in any way affecting or discharging the liability of any Guarantor.  If the Obligations are partially paid, each Guarantor shall remain liable for any balance of such Obligations.  Without limiting any other provision of, impairing or affecting this Guaranty, the Secured Party may, at any time and from time to time, take or refrain from taking, all or any actions whatsoever, including the following actions: (a) retain or obtain a Lien in any property to secure any of the Obligations; (b) amend, extend, renew, adjust, waive or release any Obligations or the terms thereof, (c) release or fail to perfect its interest in all or any property securing any of the Obligations or permit any substitution or exchange for any such property.

(b)           With respect to any sum paid or payable by a Guarantor hereunder or in connection herewith or otherwise, all rights of such Guarantor against any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment or performance in full of all the Obligations.  In addition, any indebtedness of any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment or performance in full of the Obligations and no Guarantor shall demand, sue for, or otherwise attempt to collect any such indebtedness, or prove any claim in competition with the Secured Party in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature.  If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Guarantor as borrower of a Guarantor, such amount shall be held in trust for the benefit of the Secured Party and shall forthwith be paid to the Secured Party to be credited against the payment of the Obligations.

1.4.           Discharge. Each Guarantor covenants and agrees that this Guaranty will not be discharged, except by complete performance of the Obligations.

1.5.           Interest.  Subject to the terms of the Forbearance Agreement with respect to collection thereof, the Guarantors will pay on demand interest on all amounts due to the Secured Party under this Guaranty, or arising under any documents, instruments, or agreements relating to any collateral securing this Guaranty, from the time the Secured Party first demands payment of this Guaranty at a rate equal to the highest rate applicable to any of the Obligations after the earlier of (i) demand, or (ii) maturity, or (iii) the occurrence of any event of default under any instrument, document or agreement evidencing the Obligations (but in no event higher than the highest rate of interest which under the circumstances may be charged under applicable law).

1.6.           Costs and Expenses.  Without limiting any obligation of any Guarantor hereunder, but subject to the terms of the Forbearance Agreement with respect to the collection thereof, each Guarantor agrees, jointly and severally, to pay all reasonable fees and costs (including, without limitation, reasonable attorneys’ fees and expenses, whether or not involving litigation and/or appellate or bankruptcy proceedings) incurred by Secured Party in (i) collecting or securing or attempting to collect or secure this Guaranty or each Secured Convertible Debenture; (ii) defending or prosecuting any actions or proceedings arising out of or relating to the Secured Party’s transactions with the Guarantors.

1.7           Indemnification. For said good and valuable consideration, the Guarantors also shall indemnify, defend, and hold the Secured Party, or any agent, employee, officer, attorney, or representative of the Secured Party, harmless of and from any claim brought or threatened against the Secured Party or any such person so indemnified by: any Guarantor; any other obligor or endorser of the Obligations; or any other person (as well as from attorneys’ fees and expenses in connection therewith) on account of the Secured Party’s relationship with the Guarantors; or any other obligor or endorser of the Obligations (each of which may be defended, compromised, settled, or pursued by the Secured Party with counsel of the Secured Party’s selection, but at the expense of the undersigned).

SECTION 2   Additional Guarantors.

Pursuant to Section 6.12 of the Security Agreement, each subsidiary of the Guarantors that is formed or acquired after the execution of this Guaranty is required to execute the Guaranty.  Such subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

SECTION 3   Representations and Warranties.

Each Guarantor hereby represents and warrants to the Secured Party as follows:

(a)           Each Guarantor has full power, right and authority to enter into and perform its obligations under this Guaranty, and this Guaranty has been duly executed and delivered by each Guarantor and constitutes the valid and binding obligation of each Guarantor and is enforceable against each Guarantor in accordance with its terms.

(b)           No permits, approvals or consents of or notifications to (a) any governmental entities, or (b) any other persons or entities are necessary in connection with the execution, delivery and performance by any Guarantor of this Guaranty and the consummation by each Guarantor of the transactions contemplated hereby.

(c)           Neither the execution and delivery of this Guaranty by any Guarantor nor the performance by them of the transactions contemplated hereby will:

(i)           violate or conflict with or result in a breach of any provision of any law, statute, rule, regulation, order, permit, judgment, ruling, injunction, decree or other decision of any court or other tribunal or any governmental entity or agency binding on a Guarantor or his properties, or conflict with or cause an event of default under any contract or agreement of a Guarantor; or

(ii)           require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental body, person, entity or any other third party.

(d)           Except as set forth on Schedule 3(e), the Guarantors have no pending or threatened litigation, arbitration, actions or proceedings which if adversely decided could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.

SECTION 4.    Event of Default.

i.           For purposes of this Guaranty, an event of default shall be deemed to have occurred upon (i) the failure of any Guarantor to abide by the terms and conditions of this Guaranty; or (ii) an Event of Default occurs and is continuing under the Security Agreement or any other Transaction Document.

(e)     Upon an event of default, but subject to the terms of the Forbearance Agreement, all of the obligations of each Guarantor hereunder shall be immediately due and payable without any action on the part of the Secured Party, and the Secured Party shall be entitled to seek and institute any and all remedies available to it.

SECTION 5     Remedies, Other Obligations, Breaches and Injunctive Relief.

i.           No remedy conferred under this Guaranty upon the Secured Party is intended to be exclusive of any other remedy available to the Secured Party, pursuant to the terms of this Guaranty or otherwise, at law or in equity (including a decree of specific performance and/or other injunctive relief).  No single or partial exercise by the Secured Party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

ii.           The failure of the Secured Party to exercise any right or remedy under this Guaranty or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.

(f)           Subject to the terms of the Forbearance Agreement, every right and remedy of the Secured Party under any document executed in connection with this transaction, including but not limited to this Guaranty or any other Transaction Documents or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Secured Party.

(g)           The Guarantors acknowledge that a breach by a Guarantor of its/his obligations hereunder will cause irreparable harm to the Secured Party and that the remedy at law for any such breach may be inadequate. The Guarantors therefore agree that, in the event of any such breach or threatened breach by the Guarantors, the Secured Party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.  Nothing herein shall limit Secured Party’s right to pursue actual damages for any failure by a Guarantor to comply with the terms of this Guaranty.

SECTION 6   Maximum Liability.

Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Guaranty shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by any Secured Party from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code (11 U.S.C. §§ 101 et seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law (the “Avoidance Provisions”) after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor, if any.  To the end set forth above, but only to the extent that the Obligations of a Guarantor hereunder (the “Guaranty Obligations”) would otherwise be subject to avoidance under the Avoidance Provisions, if such Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for the Guaranty Obligations, or if the Guaranty Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranty Obligations is deemed to have been incurred for the purposes of the Avoidance Provisions, the maximum Guaranty Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranty Obligations as so reduced, to be subject to avoidance under the Avoidance Provisions.

SECTION 7   Miscellaneous.

7.1           Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to any Guarantor:	c/o Cirtran Corporation 4125 S. 6000 W. West Valley City, Utah 84128 Attn: Iehab J. Hawatmeh, President & CEO Telephone: (801) 963-5112 Facsimile: (801) 415-3500
With a copy to:	C. Parkinson Lloyd, Esquire Durham Jones & Pinegar P.C. 111 East Broadway, Suite 900 Salt Lake City, Utah 84111 Telephone: (801) 297-1156 Facsimile: (801) 415-3500
If to Secured Party:	YA Global Investments, L.P. 101 Hudson Street, Suite 3700 Jersey City, New Jersey 07302 Attention: Mark Angelo, Portfolio Manager Telephone: (201) 985-8300 Facsimile: (201) 985-8266
With copies to:
Troy Rillo, Esquire
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302
Telephone:  (201) 985-8300
Facsimile:  (201) 985-1964

and

Douglas K. Clarke, Esquire
Riemer & Braunstein LLP
Three Center Plaza, 6th Floor
Boston, Massachusetts 02108
Telephone:  (617) 880-3485
Facsimile:  (617) 692-3485

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

7.2           Waiver of Presentment. To the fullest extent permitted by law and except as otherwise provided herein, the Guarantors waive demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold each Guarantor liable with respect to this Guaranty.

7.3           Severability. If any provision of this Guaranty is, for any reason, invalid or unenforceable, the remaining provisions of this Guaranty will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Guaranty that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

7.4           Amendment and Waiver.  This Guaranty may be amended, or any provision of this Guaranty may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Guaranty shall not operate or be construed as a waiver of any other breach.

7.5           Headings.  The subject headings of Articles and Sections of this Guaranty are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

7.6           Assignment.  This Guaranty will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Guarantors.  Except as otherwise provided herein, this Guaranty shall bind and inure to the benefit of and be enforceable by the parties and their permitted successors and assigns.

7.7           Further Assurances.  Each party will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Guaranty.

7.8           Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the stated beneficiaries of this Guaranty and their respective permitted successors and assigns, any rights or remedies under or by reason of this Guaranty.

7.9           Liability of Guarantors.  Notwithstanding any provision herein, the Guarantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Guarantors or of any of them).

7.10         No Strict Construction.  The language used in this Guaranty will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

7.11         Governing Law; Jurisdiction. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Guarantors in any other jurisdiction in which the Collateral and/or the Guarantors may be located.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.12         Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE SECURED PARTY TO MAKE FINANCIAL ACCOMMODATIONS TO THE COMPANY AND TO ENTER INTO THE FORBEARANCE AGREEMENT WITH THE COMPANY, EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS GUARANTY AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

7.13         Counterparts; Facsimile Signatures.  This Guaranty may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Guarantors, and those signatures need not be affixed to the same copy.  This Guaranty may be executed in any number of counterparts.

7.14         Entire Agreement.  This Guaranty (including the recitals hereto) and the other documents or agreements delivered in connection herewith set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

7.15         Collateral.  The Guarantors’ obligations to the Secured Party hereunder shall be secured by all collateral heretofore or hereafter granted to the Secured Party by the Guarantors, whether in connection with this Guaranty or otherwise, including, without limitation, all collateral granted to the Secured Party pursuant to the Security Agreement or the Pledge Agreement.

7.16         Existing Guarantees.  The Guaranty is intended to be supplemental to, and not in limitation of, any existing guarantees in favor of the Secured Party to secure the Obligations, whether under the Prior Debt Documents or otherwise.  All such existing guarantees, and any rights of the Secured Party in connection therewith, shall remain in full force and effect in accordance with their respective terms, provided, however, that in the event of a conflict between the terms of this Agreement and of any such prior guarantees, or the documents evidencing the same, the terms of this Agreement shall control.

IN WITNESS WHEREOF, each Guarantor has caused this Global Guaranty Agreement to be signed as of the date first written above.

GUARANTORS:

CIRTRAN CORPORATION, a Nevada corporation By:____________________________ Name:__________________________ Title:__________________________	CIRTRAN MEDIA CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
RACORE NETWORK, INC., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	CIRTRAN ONLINE CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
CIRTRAN – ASIA, INC., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	CIRTRAN PRODUCTS CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
CIRTRAN BEVERAGE CORP., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________

[Signature Page to Global Guaranty Agreement]

SCHEDULE 1

(Subsidiaries and Affiliates)

Racore Network, Inc., a Utah corporation
Cirtran – Asia, Inc., a Utah corporation
Cirtran Beverage Corp., a Utah corporation
Cirtran Media Corp., a Utah corporation
Cirtran Online Corp., a Utah corporation
Cirtran Products Corp., a Utah corporation

SCHEDULE 3(e)

(Litigation)

CirTran Asia, et al. v. International Edge, et al., Civil No. 2:05 CV 413BSJ, U.S. District Court, District of Utah.

CirTran Corporation vs. Advanced Beauty Solutions, LLC, and Jason Dodo, Civil No. 060900332, Third Judicial District Court, Salt Lake County, State of Utah.

A&A Smart Shopping v. CirTran Beverage Corp., California Superior Court, Los Angeles County, KC054487.

Apex Maritime Co. (LAX), Inc. v. CirTran Corporation, CirTran Asia, Inc., et al., California Superior Court, Los Angeles County, SC098148.

Jimmy Esebag v. CirTran Beverage Corp., Fadi Nora, et al., California Superior Court, Los Angeles County, BC396162.

Fortune Resources LLC v. CirTran Beverage Corp, Civil No. 090401259, Third Judicial District Court, Salt Lake County, State of Utah.

Global Freight Forwarders v. CirTran Asia, Civil No. 080925731, Third Judicial District Court, Salt Lake County, State of Utah.

Dr. Najib Bouz v. CirTran Beverage Corp, Iehab Hawatmeh and Does 1-20, Superior Court for the State of California, County of Los Angeles, Civil No. KC053818.

Dr. Paul Bouz v. CirTran Beverage Corp, Iehab Hawatmeh and Does 1-20, Superior Court for the State of California, County of Los Angeles, Civil No. KC053819.

Pac Tech a Division of LaFrance Corporation v. CirTran Corporation, Civil No. 080422470, Third Judicial District Court, Salt Lake County, State of Utah.

Talon Printing, Inc., v. CirTran Corporation, Civ No. 080422537 DC, Third Dist. Ct, West Jordan Dept., State of Utah.

Schleuniger Inc., v. CirTran Corp., Civ. No. 090408568, Third Dist Ct., West Jordan Dept., State of Utah.

CL&D Graphics v. CirTran Beverage Corp., Case No. 09V01154, Circuit Ct, Waukesha
County, Wisconsin.

Integrated Ideas & Technologies, Inc., v. CirTran Corporation, Civ No. 090407847, Third Dist Ct., West Jordan Dept., State of Utah.

Jamie Jackson v. v. CirTran Corporation, Civ No. 090909208, Third Dist Ct., State of Utah.

Anixter Inc., /Wire & Cable v. CirTran Corporation, Civ No. 090409843, Third Dist Ct., State of Utah.

EXHIBIT D
Landlord Waiver

COLLATERAL ACCESS AGREEMENT

(LANDLORD)

_____________________, a [State] [entity type] with offices at _________________, _____________ (the “Landlord”) owns real property located at ____________________________ (the “Leased Premises”), which real property the Landlord leases, pursuant to that certain [title of lease] dated [date] (the “Lease”), to Cirtran Corporation, a Nevada corporation (the “Company”) and the entities listed on Exhibit A attached hereto and made a part hereof   (together with the Company, collectively, the “Tenants”) each with its principal executive offices located at the Leased Premises.  The Tenants are either party to or have guaranteed a financing arrangement by and between the Company and YA GLOBAL INVESTMENTS, L.P., a Cayman Island exempt limited partnership having an office at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (the “Lender”), pursuant to which the Lender provides credit to and for the benefit of the Company and/or the other Tenants which will be secured by all or certain of the Company’s and other Tenants’ present and after acquired assets (the “Collateral”) including, among other things, the equipment and inventory located upon the Leased Premises.  In order to induce the Lender to continue to maintain that credit facility with the Company and the other Tenants, the Landlord hereby represents, warrants, covenants and agrees as follows:

1.	None of the Tenants are in default under the terms of the Lease.

2.
The Landlord acknowledges and agrees that  the inventory and equipment, or any other Collateral of any of the Tenants located on the Leased Premises shall remain personal property regardless of whether or not any of the inventory, equipment or other Collateral becomes so related to the Leased Premises that an interest therein arises under real estate law, and hereby waives any statutory or other lien or interest of the Landlord against or in the inventory, equipment or any other Collateral of any of the Tenants located on the Leased Premises.

3.
The Landlord consents to any right of possession of the Leased Premises that any of the Tenants may now or hereafter grant to the Lender.  In addition, notwithstanding any cancellation or termination of the Lease, action to evict any of the Tenants, or repossession of  the Leased Premises, the Landlord grants the Lender the right to possess, occupy and use the Leased Premises for purposes of holding, processing, manufacturing, selling, using, storing, liquidating, realizing upon or otherwise disposing of the Collateral, and for related and incidental purposes, for up to 105 days from the date of notice given to the Lender pursuant to Section 4(b) or (c) hereof.  Any extensions of the foregoing period shall be with the written consent of Landlord and at the same rate; except that Lender’s right to occupy the Leased Premises pursuant to the foregoing shall be automatically extended, at Lender’s request and subject to payment of the Rent (as defined in Section 5 below), for any period Lender is prohibited from exercising its rights to remove the Collateral due to imposition of the automatic stay under the Federal Bankruptcy Code.

4.
The Landlord agrees to give the Lender notice (a) of any breach of the Lease by any of the Tenants, at the same time as the Landlord shall give notice of such breach to such Tenants; (b) of any legal action which the Landlord may commence to evict any of the Tenants from the Leased Premises or to terminate or limit such Tenant’s right to use, possess or lease the Leased Premises, promptly upon the commencement of any such action; (c) of any cancellation or termination of the Lease, at least 30 days before such cancellation, stating the grounds for cancellation or termination; and (d) of any change in the ownership of the Leased Premises and the name and address of each new owner of the Leased Premises, at least 30 days before any such change in ownership.  The Landlord further agrees that the Lender shall have the right, but not the obligation, to cure any breach of the Lease by any of the Tenants and that the Landlord shall accept the Lender’s tender of payment or performance as a cure for such breach.  All notices to the Lender shall be deemed given when received by the Lender at:

YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention:  Troy Rillo, Esquire

with a copy to:

Douglas K. Clarke, Esquire
Riemer & Braunstein LLP
3 Center Plaza
Boston, Massachusetts 02108

5.
If the Lender takes possession of or occupies the Leased Premises at any time, the Lender shall pay the Landlord Rent for the period during which the Lender has possession of or occupies the Leased Premises.  In no event, however, shall the Lender be obligated to pay Rent for any period prior to the Lender taking possession of the Leased Premises, or to the extent any of the Tenants has paid Rent for such period.  For the purposes of this Section 5, “Rent” means the amount of base rent (specifically excluding any percentage rent) currently then in effect that such Tenant pays to the Landlord under the Lease, prorated for the period the Lender occupies the Leased Premises.  The Lender shall repair any damage caused by the Lender to the Leased Premises that occurs during its occupancy or possession of the Leased Premises.

6.
This Collateral Access Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New Jersey.  This Collateral Access Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  No failure on the part of the Lender to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  This Collateral Access Agreement expresses completely, exclusively and finally all the agreements, conditions and covenants of the parties and does not need evidence (written or oral) of prior, contemporaneous or subsequent statements or representations (express or implied) to reflect the intentions of the parties.  This Collateral Access Agreement may not be supplemented or modified except in writing.  This Collateral Access Agreement inures to the benefit of the Lender and binds the Landlord, and their respective successors and assigns. The Landlord will notify any successor or assign of the terms of this Collateral Access Agreement.  This Collateral Access Agreement does not imply a commitment to lend and shall be binding as long as any credit facility remains outstanding, or any obligations of the Tenants to the Lender remain outstanding or are subject to being set aside, recovered, rescinded or required to be returned for any reason. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS DISCLAIMER AND CONSENT.

[Signature page follows.]

Dated this the ___ day of __________, 2009.

[LANDLORD]

By:_______________________
Name:____________________
Title:_____________________

Acknowledged and Agreed to by the Lender:

YA GLOBAL INVESTMENTS, L.P.,

a Cayman Island exempt limited partnership

By:____________________________
Name:__________________________
Title:__________________________

Acknowledged and Agreed to by the Tenants:

Cirtran Corporation, a Nevada corporation By:____________________________ Name:__________________________ Title:__________________________	Cirtran Media Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
Racore Network, Inc., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	Cirtran Online Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
Cirtran – Asia, Inc., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	Cirtran Products Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
Cirtran Beverage Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	After Bev Group LLC, a California limited liability company By:____________________________ Name:__________________________ Title:__________________________

EXHIBIT A

Racore Network, Inc., a Utah corporation
Cirtran – Asia, Inc., a Utah corporation
Cirtran Beverage Corp., a Utah corporation
Cirtran Media Corp., a Utah corporation
Cirtran Online Corp., a Utah corporation
Cirtran Products Corp., a Utah corporation
After Bev Group LLC, a California limited liability company